EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Compound Projects, LLC (the “Company”) on October 7, 2019, and originally qualified on March 26, 2020. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional membership interests of individual series of the Company.

The membership interests of individual series that have already been offered under the offering statement, and the additional membership interests being added to the offering statement by means of this post-qualification amendment are as follows:

Already offered:	Qualification date:

Series #Reach membership interest	March 26, 2020

Being added hereby:	Qualification date:

Series #Flatiron membership interest	Pending

Series #Illume membership interest	Pending

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such Final offering circular was filed may be obtained.

Preliminary Offering Circular (Subject To Completion)	Dated December 21, 2020

Compound Projects, LLC

335 Madison Avenue, 16th Floor

New York, NY 10017

Best Efforts Offering of Membership Interests

Compound Projects, LLC, which we refer to as “we,” “us,” “our,” “Compound Projects” or the “Company,” is a Delaware series limited liability company that has been formed to permit public investment in individual real estate properties to be owned by individual series of the Company. Each individual series will hold the specific property that it acquires in a wholly-owned subsidiary, which will be a Delaware limited liability company. The membership interests being offered with respect to each individual series are being offered on a “best efforts” basis without any minimum offering amount pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.

We are offering the following membership interests of individual series of our Company:

■	Series #Flatiron: up to 40,000 Series #Flatiron membership interests at a price of $5.32 per membership interest; and

■	Series #Illume: up to 23,000 Series #Illume membership interests at a price of $4.63 per membership interest.

Series #Flatiron and Series #Illume are collectively referred to as the “series” and individually referred to as the “series” throughout this offering circular. The membership interests of all series are collectively referred to in this offering circular as the “interests” and each, individually, as an “interest.” The offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Description of the Securities Being Offered” for additional information regarding the interests.

There will be at least one closing with respect to each of the series offerings and each series may conduct multiple closings. A closing of a series offering will occur on the earlier to occur of (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by Compound Asset Management, LLC, a New York limited liability company and the managing member of the Company and each of its series and their subsidiaries, or the Manager, in its sole discretion.  If an initial closing has not occurred for a particular series, that series offering will be terminated upon (i) the date which is one year from the date this offering circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the series offering in its sole discretion.  No securities are being offered by existing security-holders.

 The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest bearing escrow account with Prime Trust, LLC, or Prime Trust, and will not be commingled with the operating account of that series, until, if and when there is a closing with respect to such investor’s subscription funds for the applicable series. At each closing, investors whose subscription funds have been closed on for a particular series will be issued interest(s) in that series. See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Series #Flatiron	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Issuer [2]
Per Interest	$5.32	N/A	$5.32
Total Minimum	N/A	N/A	N/A
Total Maximum	$212,800	N/A	$212,800

Series #Illume	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Issuer [2]
Per Interest	$4.63	N/A	$4.63
Total Minimum	N/A	N/A	N/A
Total Maximum	$106,490	N/A	$106,490

(1)	The series interests will be offered by us, affiliates of ours, and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934. We do not intend to use commissioned sales agents or underwriters in connection with the series interests being offered.

(2)	Because these are best efforts offerings, the actual series offering amounts and proceeds to us are not presently determinable and may be substantially less than each total maximum series offering set forth above. The amount set forth above do not include reimbursements to the Manager for series offering expenses actually incurred in an amount up to 2% of gross series offering proceeds.

All funds paid by subscribers in the series offerings will be deposited in an escrow account with Prime Trust, as escrow agent.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, if we elect to become a public reporting company under the Securities Exchange Act of 1934, we may elect to comply with certain reduced reporting requirements for our offering circular and future reporting requirements.

The interests offered hereby are highly speculative in nature and involve a high degree of risk.  See “Risk Factors” beginning on page 7 of this offering circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [*], 2020.

i

 STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company or the Manager will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the headings “Summary – Summary Risk Factors” and “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

SUMMARY

This summary highlights some of the information in this offering circular.  It does not contain all of the information that you should consider before investing in our series interests.  You should read carefully the detailed information set forth under “Risk Factors” and the other information included in this offering circular.  Except where the context suggests otherwise, the terms “Company,” “we,” “us” and “our” refer to Compound Projects, LLC, a Delaware series limited liability company, together with its consolidated series; references in this offering circular to “the Manager” refer to Compound Asset Management, LLC, a New York limited liability company and the managing member of the Company, and each of its series and their subsidiaries; and references in this offering circular to “Republic Real Estate” refer to Republic Compound LLC, the parent company of the Manager. All references in this offering circular to “$” or “dollars” are to United States dollars.

Company Overview

Compound Projects, LLC is a Delaware series limited liability company that has been formed to permit public investment in specific real estate properties, each of which will be owned by a separate series of the Company that we intend to establish.  Each series will hold the specific property that it acquires in a wholly-owned subsidiary which will be a Delaware limited liability company.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series. However, our Manager may determine that not qualifying as a REIT is in the best interests of a series.

We are offering membership interests in each of the series of the Company described on the cover of this offering circular, which represent limited liability company interests in such series of the Company. All of the series of the Company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

The Company’s core business is the identification, acquisition, marketing and management of individual real estate properties for the benefit of the investors. Each series is intended to own a single property. These properties may be referred to herein, collectively, as the “properties” or each, individually, as a “property.”

The interests represent an investment solely in a particular series and, thus, indirectly in the property owned by that series. The interests do not represent an investment in the Company or the Manager.  We do not anticipate that any series will own anything other than the single property associated with such series.  We currently anticipate that the operations of the Company, including the formation of additional series and the corresponding acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”  There will be one or more separate closings (each, a “closing”) with respect to each offering. The initial closing of an offering will take place on the earlier to occur of (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by the Manager in its sole discretion.  If an initial closing with respect to a particular series offering has not occurred, the offering shall be terminated upon (i) the date which is one year from the date the related offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with Prime Trust acting as escrow agent, the “Escrow Agent,” and will not be commingled with the operating account of the series, until, if and when there is a closing with respect to such investor’s subscription funds for the applicable series. At each closing, investors whose subscription funds have been closed on will be issued interest(s) in the applicable series.  See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Our Properties

To date, we have established five series of our membership interests, Series #Reach, Series #Flatiron, Series #Illume Series #44 East and Series #Waller, which have acquired or have agreed to acquire the following properties:

●	On January 21, 2020, Compound Reach 1805, LLC, a wholly owned subsidiary of Series #Reach, acquired unit #1805 at Reach Brickell City Centre, a residential condominium located at 68 SE 6th Street, Miami, Florida (the “Series #Reach Property”) for $445,000.

●	On August 31, 2020, Compound Flatiron 3006, LLC, a wholly owned subsidiary of Series #Flatiron, acquired unit #3006 at Brickell Flatiron, a residential condominium located at 1000 Brickell Plaza, Miami, Florida (the “Series #Flatiron Property”) for $470,000

●	On August 31, 2020, Compound Illume 302, LLC, a wholly owned subsidiary of Series #Illume, acquired unit #302 at Illume, a residential condominium located at 920 South Street, Nashville, TN (the “Series #Illume Property”) for $411,000

●	On January 7, 2020, Compound 44 East, LLC, a wholly owned subsidiary of Series #44 East, entered into a purchase and sale agreement to acquire unit #2211 at 44 East, a residential condominium located in Austin, TX (the “Series #44 East Property”) for $570,750. This property has not yet been acquired as of the date of this offering circular.

●	On October 19, 2020, Compound Waller, LLC, a wholly owned subsidiary of Series #Waller, entered into a purchase and sale agreement to acquire 46 Waller Street, Austin, TX (the “Series #Waller Property”) for $1,800,000. This property has not yet been acquired as of the date of this offering circular.

Investment Objectives

Our investment objectives are:

●	to realize growth in the value of our investments;

●	to grow net cash from operations so more cash is available for distributions to investors; and

●	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Securities Being Offered

Investors will acquire membership interests in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities.  It is intended that owners of interests in a series will only have assets, liabilities, profits and losses pertaining to the specific property owned by that series.  For example, an owner of interests in series #Illume will only have an interest in the assets, liabilities, profits and losses pertaining to series #Illume and its related operations.  See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is one hundred (100) interests in the series and the maximum investment is equal to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the Manager in its sole discretion.

The Manager

The Company is managed by Compound Asset Management, LLC, a New York limited liability company (the “Manager”). Pursuant to the terms of the Company’s first amended and restated limited liability company agreement (the “Operating Agreement”), the Manager will provide certain management and advisory services to the Company and to each of its series and their subsidiaries, as well as a management team and appropriate support personnel. The Manager is a wholly owned subsidiary of Republic Compound LLC (“Republic Real Estate”), a privately held company that commenced operations after acquiring substantially all of the assets of Compound Asset Management, Inc. in June of 2020. Republic Real Estate is majority owned by OpenDeal Inc. dba Republic.

 Neither Republic Real Estate nor our Manager has sponsored prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase our interests.

Management Compensation

The Manager will not receive any fees for services it provides to any of our series. Pursuant to the Operating Agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. The items of compensation are summarized in the table on page 37. See “Management-Management Compensation.”

Operating Expenses

Each series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such series including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a series property and preparing any reports and accounts of each series, including, but not limited to, audits of a series annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on the Company or a series or any of the members;

●	any governmental fees imposed on the capital of the Company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series or a Property Manager in connection with the affairs of the Company or a series, or relating to legal advice directly relating to the Company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	any indemnification payments;

●	the costs of any third parties engaged by the Managing Member in connection with the operations of the Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.  See “Description of Business-Operating Expenses.”

Transferability

The Manager may refuse a transfer by an interest holder of its interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of a series, (d) a change of U.S. federal income tax treatment of the Company and/or a series, or (e) the Company, any series, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Restrictions on Ownership of our Interests

To assist each of the series in qualifying as a REIT, the Operating Agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or number of interests, whichever is more restrictive, of our outstanding equity capital, or 9.8% in value or number of interests, whichever is more restrictive, of our interests or any class or series of the outstanding interests.  The Manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of interests.

The Operating Agreement also prohibits any person from, among other things:

●	beneficially or constructively owning interests in a series that would result in the Company being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause a series to fail to qualify as a REIT; and

●	transferring our interests if such transfer would result in the interests in a series being owned by fewer than 100 persons.

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to make distributions on a semi-annual basis.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.  See “Description of the Securities Being Offered-Distribution rights.”

Transfer Agent

We have engaged Securitize, LLC to serve as the transfer agent and registrar for each of the series of the Company.

Our Company Information

Our principal executive offices are located at 335 Madison Avenue, 16th Floor, New York, NY 10017.

Summary Risk Factors

An investment in our interests involves various risks.  You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our series interests.  If any of the following risks occur, the business, financial condition or results of operations of each of our series could be materially and adversely affected.  In that case, the value of your interests could decline, and you may lose some or all of your investment.

●	We have limited operating history, and there is no guarantee that we will be successful in the operation of the Company.

●	We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

●	We and the Manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

●	We depend on the Manager for the success of each series and upon access to Republic Real Estate’s investment professionals and contractors. We may not find a suitable replacement for the Manager if removed, or if key personnel leave the employment of Republic Real Estate or otherwise become unavailable to us.

●	The termination of the Manager is generally limited to cause and certain disposition events related to a property, which may make it difficult or costly to end our relationship with the Manager in respect of a series and a property.

●	Potential conflicts of interest may arise among the Manager and its affiliates, on the one hand, and our Company and our investors, on the other hand.

●	We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect a series’ financial condition, results of operations and cash flow.

●	We may not be able to control a series’ operating costs, or the series’ expenses may remain constant or increase, even if income from a property decreases, causing a series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on the managing member of our Company and have limited ability to influence decisions regarding the businesses of the series.

●	interest holders will have limited voting rights and will be bound by a majority vote.

●	We have not established a minimum distribution payment level for any series and a series may be unable to generate sufficient cash flows from its operations to make distributions to holders of interests at any time in the future.

●	Failure of each series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●	The failure of a series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our interests.

OFFERING SUMMARY

Securities being offered:

We are offering the following maximum number of interests of each series listed below on a “best efforts,” no offering minimum basis:

●     up to 40,000 of Series #Flatiron membership interests at a price of $5.32 per membership interest; and

●     up to 23,000 of Series #Illume membership interests at a price of $4.63 per membership interest.

Each of the series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities.  See “Description of the Securities Being Offered-Description of the Interests” for further details.  The series interests will be non-voting except with respect to certain matters set forth in our Operating Agreement. The purchase of interests in a particular series is an investment only in that series and not an investment in any other series or the Company as a whole

Number of securities outstanding prior to the offerings:	● 58,629 Series #Flatiron membership interests; and ● 75,068 Series #Illume membership interests.

Number of securities outstanding after the offerings:	Assuming the maximum amount of each individual series’ membership interests are sold: ● 98,629 Series #Flatiron membership interests; and ● 98,068 Series #Illume membership interests.

Minimum and maximum subscription:	The minimum subscription by an investor is one hundred (100) series interests and the maximum subscription by any investor for interests of a particular series will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Restrictions on investment:

Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Subscription Procedure—investor Suitability Standards” for further details.  The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”

Generally, no sale may be made to you in these series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with Prime Trust, LLC, acting as the Escrow Agent, and will not be commingled with the operating account of a series, until if and when there is a with respect to that investor and that series.

When the Escrow Agent has received instructions from the Manager that a series offering will conduct a closing and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the particular series.

If any series offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering period:	There will be at least one separate closing with respect to each series offering and each series may conduct multiple closings. The initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If a closing has not occurred for a particular series, that series offering shall be terminated upon (i) the date which is one year from the date this offering circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion.
Use of proceeds:

The proceeds received in each series offering will be applied in the following order of priority of payment:

Acquisition Cost of a series property: Actual cost of the series property to be paid to complete the acquisition of a series property;

Offering Expenses: We will reimburse the Manager for Offering Expenses actually incurred in a series offering in an amount up to 2% of gross offering proceeds; and

Acquisition Expenses: In general, these include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development and acquisition of the property related to a series

The Manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of a series offering for Offering Expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its Acquisition Expenses which it will pay out of the proceeds of its series offering and will reimburse the Manager for such costs as well as for certain other costs.  See “Use of Proceeds,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:	Investing in our series interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our series interests.

RISK FACTORS

An investment in our interests involves risks.  In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular.  The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our Company, the ability of our Company to make cash distributions to the holders of interests and the market price of our interests, which could cause you to lose all or some of your investment in our interests.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  See “Forward-Looking Statements.”

Risks relating to the structure, operation and performance of our Company

Both we and the Manager are newly formed entities with limited operating history, which makes our future performance difficult to predict.

Both we and the Manager are newly formed entities and have limited operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our investors.   There can be no assurance that we will achieve our investment objectives.

An investment in a series offering constitutes only an investment in that series and not in the Company or directly in any property.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other series, (iii) the Manager, (iv) directly in a property associated with the series or any property owned by any other series.  This results in limited voting rights of the investor, which are solely related to a particular series, and are further limited by the Operating Agreement, described further herein.  investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the interest holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company, each series and the property.  Furthermore, because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in a property.

Each of our Company’s series will hold an interest in a single property, a non-diversified investment.

We intend for each of our series, through its subsidiaries, to own and operate a single property.  Each series’ return on its investment will depend on the revenues generated by such property and the appreciation of the value of the property over time.  These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges).  The value of a property may decline substantially after a series purchases its interest in it.

There is currently no public trading market for our securities.

There is currently no public trading market for our securities including our interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. investors should consider the resale market for our securities to be limited. investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any series or future proposed series.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any series or future proposed series.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further series interests and monetizing them to generate distributions for investors.  In addition, if the Company is unable to raise funding for additional series, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional properties.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our Company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive.  We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

Investments we make will be consistent with our intention for each series to qualify to be taxed as a REIT unless the Manager determines that not qualifying as a REIT is in the best interests of a series.

We intend for each of the series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. REIT limitations restrict us from making investments that would cause less than 75% of the assets of a series to be comprised of assets other than real estate assets, cash and cash items (including receivables) and certain governmental securities, all as defined in the Internal Revenue Code. In addition, in order to maintain our series’ status as a REIT, we must meet certain income tests with respect to our gross income and certain additional tests with respect to our assets.

Subject to REIT limitations, a series may invest in the equity interests of other issuers in connection with acquisitions of indirect interests in real estate. Such an investment would normally be in the form of a general or limited partnership or membership interests in special purpose partnerships and limited liability companies that own one or more properties.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The Manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties.  Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the Manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our Company, the Manager will have little exposure to loss in the value of the interests of a series. Without this exposure, our investors may be at a greater risk of loss because the Manager does not have as much to lose from a decrease in the value of our interests as do those Managers who make more significant equity investments in their companies.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize the Manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the Manager and its affiliates as well as the Manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Manager’s financial condition or our relationship with the Manager could hinder the Manager’s ability to successfully manage our operations and our properties.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same series as them.

The Company is structured as a Delaware series limited liability company that issues interests in a separate series for each property.  Each series will merely be a separate series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests in one series is segregated from the liability of investors holding interests in another series and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same series interests as them.  Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by a particular series to its investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet our liabilities.

Risks Relating to the offerings

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While the Operating Agreement presently prohibits any transfer that would result in any series being held of record by more than 2,000 persons or 500 non-”accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  A series may have more than 2,000 total interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the Manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager has taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the Manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other series.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to Conflicts of Interest

We are dependent on the Manager and its affiliates and their key personnel who provide services to us through the Operating Agreement, and we may not find a suitable replacement if the Operating Agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the Manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the Manager’s executive team and other personnel of Republic Real Estate and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy.  Each of our executive officers will also serve as an officer of Republic Real Estate. The Manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the Manager. The executive officers and key personnel of the Manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the Manager will remain the Manager or that we will continue to have access to the Manager’s principals and professionals. If the Operating Agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing the business of our Company and may result in certain conflicts of interest.

Certain of the Manager’s officers also serve or may serve as officers or employees of Republic Real Estate, as well as other Republic Real Estate-sponsored vehicles, and other companies unaffiliated with Republic Real Estate. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and our executive officers and the resources of Republic Real Estate may also be required by the Republic Real Estate-sponsored vehicles.  In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager.  In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our investors. Our officers and the Manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the companies.

The terms of the Operating Agreement make it so that it may adversely affect our inclination to end our relationship with the Manager.

Under the terms of the Operating Agreement, we may terminate the Manger for “cause” following an affirmative vote of two-thirds of the Company’s investors. The term “cause” is limited to those circumstances described under “The Manager and the Operating Agreement-Term and Removal of the Manager” which include certain material breaches, certain acts constituting fraud, misappropriation of funds, embezzlement and gross negligence, certain bankruptcy matters and the dissolution of the Manager. Unsatisfactory financial performance does not constitute “cause” under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

The Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The Operating Agreement provides that Compound Asset Management, LLC, the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the Manager and its affiliates.

Each of our executive officers is an executive officer of the Manager, which is wholly owned by Republic Real Estate. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The Operating Agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●	the Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflict of interest policy that prohibits our officers and employees from engaging in any transaction that involves an actual or apparent conflict of interest with us. In addition, our management agreement with the Manager does not prevent the Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The Manager’s liability is limited under the Operating Agreement, and we have agreed to indemnify the Manager against certain liabilities.  As a result, we may experience poor performance or losses of which the Manager would not be liable.

Pursuant to the Company’s Operating Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors.  Under the terms of the Operating Agreement, the Manager, its officers, investors, members, managers and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager will not be liable to us, any subsidiary of ours, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the Operating Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.  We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which has a material adverse effect on us.  In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Operating Agreement because of our desire to maintain our ongoing relationship with the Manager.

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and;

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property.

These factors may have a material adverse effect on the value that we can realize from our assets.

Many factors impact the residential rental market, and if rents do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the residential rental market. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated space. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investor could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or to make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which leads to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tents, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow.  If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures.  This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests. Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property.  As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●	delay lease commencements;

●	decline to extend or renew leases upon expiration;

●	fail to make rental payments when due; or

●	declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate.  If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if a series qualifies as a REIT for U.S. federal income tax purposes, the series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related series would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such regulations

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties.  In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions.  Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.  Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations.  In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. The Internal Revenue Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of properties.  For example, our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code or dispose of our properties through a “taxable REIT subsidiary,” or TRS.  These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by the series.  While expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information.  A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Effective internal control is necessary for us to accurately report our financial results. There can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. As we grow our business, our internal control will become more complex, and we may require significantly more resources to ensure our internal control remains effective. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

U.S. Federal Income Tax Risks

The failure of a series to qualify or remain qualified as a REIT would subject the series to U.S. federal income tax and potentially state and local tax and would adversely affect the series’ operations and the market price of the series’ interests.

We intend for each series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a series offering and intend to operate such series in a manner that would allow us to continue to qualify as a REIT. However, we may terminate a series’ REIT qualification, if the Manager determines that not qualifying as a REIT is in the best interests of a series, or inadvertently. A series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a series must comply with certain highly technical and complex requirements. We cannot be certain that a series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a series fail to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the series may be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the series would no longer be required by the Internal Revenue Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the series current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

Even if a series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors.

Even if a series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A series may not make sufficient distributions to avoid excise taxes applicable to REITs. A series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the series.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that a series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of an investor ‘s investment in our interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Qualified dividend income payable to U.S. investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT investor that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our interests. Tax rates could be changed in future legislation.

If a series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the series’ status as a REIT could be adversely affected.

In order to qualify as a REIT, a series must distribute annually to its investors at least 90% of the series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a series inadvertently paid a preferential dividend, the series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the series status as a REIT could be terminated for the year in which such determination is made if the series were unable to cure such failure. If, however, a series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of the Manager to revoke the REIT qualification of a series without investor approval may subject a series to U.S. federal income tax and reduce distributions to our investors.

The Operating Agreement provides that the Manager may revoke or otherwise terminate a series’ REIT election, without the approval of our investors, if it determines that it is no longer in a series’ best interest to continue to qualify as a REIT. While we intend for each series to elect and qualify to be taxed as a REIT, a series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the series’ interests.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect the Company and our investors.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted. The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on the Company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect the taxation of an investor. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our interests.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the Operating Agreement provides the Manager with the power, under certain circumstances, to revoke or otherwise terminate a series’ REIT election and cause such series to be taxed as a regular corporation, without the vote of our investors. The Manager could only cause such changes in a series’ tax treatment if it determines in good faith that such changes are in the best interest of the series’ investors.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the Operating Agreement may inhibit market activity in our interests and restrict our business combination opportunities

The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a series’ REIT status, the Operating Agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a series or more than 9.8% (in value or number of interests, whichever is more restrictive) of our interests or any class or series of our outstanding preferred stock unless the Manager determines that it is no longer in a series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt investor has incurred (or deemed to have incurred) debt to purchase or hold our interests, or (c) a holder of our interests is a certain type of tax-exempt investor, dividends on, and gains recognized on the sale of, our interests by such tax-exempt investor may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect of the series in which they are invested. investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable series, which the investors do not get a right to vote upon. investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series in very limited circumstances for “Cause” following an affirmative vote of two-thirds of the Company’s investors, and unsatisfactory financial performance does not constitute “cause.” investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating a series property.

The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that a series in expected to incur in acquiring a property. These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

Funds from purchasers accompanying subscriptions for the interests will not accrue interest while in escrow.

The funds paid by an investor for interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an investor in the applicable series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the offering. No subscriptions will be accepted, and no interests will be sold unless valid subscriptions for the offering are received and accepted prior to the termination of the applicable offering. If we terminate an offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the Operating Agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investor owns. There will be no dilution to any investors associated with this offering. However, from time to time, additional interests in the series offered hereby may be issued in order to raise capital to cover the series’ ongoing Operating Expenses. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

Description of Business

Company Overview

Compound Projects, LLC, a Delaware series limited liability company, was formed in September 2019 to permit public investment in specific real estate properties, each of which will be owned by a separate series of the Company that we intend to establish. Each series will hold the specific property that it acquires in a wholly-owned subsidiary which will be a Delaware limited liability company.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

The Company’s core business will be the identification, acquisition, marketing and management of individual real estate properties for the benefit of the investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	to realize growth in the value of our investments;

●	to grow net cash from operations so more cash is available for distributions to investors; and

●	to preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Manager

The Company is managed by Compound Asset Management, LLC, a New York limited liability company (the “Manager” or “Managing Member”). Pursuant to the terms of the Company’s first amended and restated limited liability company agreement (the “Operating Agreement”), the Manager will provide certain management and advisory services to the Company and to each of its series and their subsidiaries, as well as a management team and appropriate support personnel. The Manager is a wholly owned subsidiary of Republic Compound LLC (“Republic Real Estate”), a privately held company that commenced operations after acquiring substantially all of the assets of Compound Asset Management, Inc. in June of 2020. While Republic Real Estate commenced operations in June of 2020, its predecessor, which has the same management as Republic Real Estate, commenced operations in February of 2018.

Investment Strategy

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell residential properties located in the major urban markets in the United States. We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Manager, including present and future real estate investment offerings sponsored by affiliates of the Manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of the Manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the Manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Joint Venture Investments

We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with the Manager for the acquisition, development or improvement of properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our investors, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, the Manager will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

Investment Process

The Manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in the Operating Agreement.

The Manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the Manager will utilize the Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective investment opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The Manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the Manager.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The Manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the Manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the Operating Agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the Manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of 3-5 years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Manager may determine that it is in the best interests of shareholders to sell a property earlier than 3 years or to hold a property for more than 5 years.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the Manager would distribute the proceeds of such sale to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Operating Expenses

Each series of the Company will be responsible for the following costs and expenses attributable to the activities of the Company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including home ownership association fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the SEC including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or a Property Manager, in connection with the series property;

●	any withholding or transfer taxes imposed on the Company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of the Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series or a Property Manager in connection with the affairs of the Company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

●	the cost of any audit of a series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the Operating Agreement;

●	the fees and expenses of the Company’s or a series’ counsel in connection with advice directly relating to the Company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member in connection with the operations of the Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with Republic Real Estate and its affiliates, including the Manager, our officers who are also officers of Republic Real Estate and/or the Manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other Republic Real Estate entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Manager and other affiliates of Republic Real Estate, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Republic Real Estate is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Republic Real Estate and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Republic Real Estate or one of its affiliates, including the Manager, which we refer to collectively as the Republic Real Estate-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Republic Real Estate may in the future form or sponsor additional Republic Real Estate-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the Manager has determined to be suitable for us, that property will be allocated to us.

●	The Manager does not assume any responsibility beyond the duties specified in the Operating Agreement. The Manager’s liability is limited under the Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Manager and its affiliates, including Republic Real Estate, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Manager would not be liable.

Employees

Neither the Company nor the Manager has any employees. All of the officers of the Company and the Manager are employees of Republic Real Estate.

Legal Proceedings

None of the Company, any series, the Manager, nor any executive officer of the Company or the Manager is presently subject to any material legal proceedings.

DESCRIPTION OF SERIES #REACH

Summary Overview

Series #Reach was established to allow investors who acquire Series #Reach interests to own an interest in the Unit #1805 condominium in the Reach Brickell City Center, located at 68 SE 6th Street, Miami, Florida, the Series #Reach Property. On January 21, 2020, Series #Reach completed the acquisition of the Series #Reach Property.

Property Summary

Reach at Brickell City Centre is a 43-story residential condominium building located in the heart of the Brickell neighborhood of Miami. The building, designed by Arquitectonica, and completed in 2016, sits in the middle of the Brickell City Centre development project. Brickell City Centre includes two residential towers, two mid-rise office buildings, the East Miami hotel, as well as a world class indoor shopping center with 109 retail stores and restaurants including Saks Fifth Avenue, Chanel, Chopard, and Emporio Armani.

Property Name	Reach Brickell City Center
Address	68 SE 6th Street, Miami, Florida
Condominium Unit #	1805
Year Built	2016
Bedrooms	1
Baths	1.5
Square Footage	879
Building Amenities

●     Common deck with tropical gardens, outdoor fitness areas, children’s play area and barbecue grills

●     Heated lap and social pools

●     Library with private seating

●     State-of-the-art fitness center with individual fitness studios and machine room

●     Children’s playroom

●     Exclusive spa for residents’ use with dipping pools, showers and steam, treatment

●     Business center with meeting room

●     On-premise concierge

●     Assigned parking for all units in secured garage plus optional valet parking service

Neighborhood Overview

Brickell is the epicenter of Miami’s business district which has transformed into its own city over night. The neighborhood is full of luxury condominium towers and office buildings filled with Fortune 500 companies. Brickell City Centre, a $1+ billion mixed-use development project developed by Swire Properties, includes two residential towers (Reach and Rise), two office towers and a hotel (EAST Miami Hotel) all built atop a large indoor shopping center.

Brickell, also known as the Financial District of Miami, is home to a large number of international banks such as HSBC, Espirito Santo Bank, and Banco Santander. These Brickell Miami banks are predominantly located along Brickell Avenue – the main thoroughfare running through Brickell Miami and extending north to south from the Brickell Avenue Bridge to the Rickenbacker Causeway. Brickell Miami is considered to be one of South Florida’s most prestigious neighborhoods and is a perennial favorite place to live among affluent, young professionals.

Acquisition of the Series #Reach Property; Acquisition Loan

On January 21, 2020 (the “Property Closing Date”), Series #Reach completed the acquisition of the Series #Reach Property. To pay the $405,078 balance of the Series #Reach Property purchase price, including $4,578 in closing costs, Series #Reach borrowed funds from our Manager in the amount of $449,578 (the “Acquisition Loan”). We issued a promissory note to our Manager in the amount of $449,578, which amount included the deposits to the Seller of $44,500 that were made by our Manager and $405,078 that was required to complete the acquisition of the Series #Reach Property. The Acquisition Loan was fully paid off in July 2020.

Property Manager

The Manager is currently providing property management services to Series #Reach at no charge. The Manager may in the future appoint a property manager to manage the Series #Reach Property on a discretionary basis and will enter into a property management agreement with the property manager. Pursuant to the expected terms of a property management agreement, Series #Reach would pay the property manager an annual fee for managing the Series #Reach Property.

Property Operations and Hold Period

On April 6, 2020 we entered into a lease agreement for the Series #Reach Property for $2,750 per month, which is consistent with other one-bedroom rentals in the Brickell submarket. The lease commenced in May 2020. On November 4, 2020, we received a notice from the tenant that they were vacating the property. Rental payments have been made through November and as a termination penalty we will retain the last month’s rent and the security deposit that were funded at the commencement of the lease.

On December 8, 2020, we entered into a lease agreement for the Series #Reach Property for $2,750 per month, which is consistent with other one-bedroom rentals in the Brickell submarket. The lease commenced on December 15, 2020 and ends on December 14, 2021. The Manager anticipates that property operating expenses, which include real estate taxes, condominium association fees, property insurance and repairs and maintenance costs, will be in the range of $1,500-$1,700 per month. This estimate is based on the Manager’s due diligence calculations.

We intend to hold the Property for 3-5 years during which time, we will operate the Series #Reach Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Interest Holders. The determination of when to sell the Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of shareholders to sell the Property earlier than 3 years or to hold a Property for more than 5 years.

Series #Reach Offering

On July 2, 2020, we completed our offering of #Series Reach membership interests under this offering circular. In that series offering, we sold 10,130 #Series Reach membership interests.

DESCRIPTION OF SERIES #44 EAST

Summary Overview

Series #44 East has been established to allow investors who acquire Series #44 East interests to own an interest in Unit #2211 in the 44 East condominium development, located at 44 East Avenue, Austin, Texas (the “Series #44 East Property”). The Series #44 East Property will be acquired and owned by Compound 44 East, LLC (the “Series #44 East Property Subsidiary”), a Delaware limited liability company and a wholly owned subsidiary of Series #44 East.

Property Summary

44 East is a 49-story condominium project located in the Historic Rainey Street District of downtown Austin, Texas. The development, located on the edge of Lady Bird Lake, includes a spectacular mix of indoor and outdoor amenities. The project is being developed by Intracorp and is expected to be completed in Fall, 2021. We intend to operate this unit as a rental property following the completion of the acquisition.

Property Name	44 East
Address	44 East Avenue, Austin, Texas 78701
Unit #	2211
Year Built	2021
Bedrooms	1
Bathrooms	1
Square Footage	768
Building Amenities	● Views of Lady Bird Lake ● Glass Atrium Lobby ● Two Roof-decks ● Pool & lounge area ● BBQ Area

Neighborhood Overview

The Rainey Street Historic District is a neighborhood in downtown Austin of historic homes, many of the bungalow style, in downtown Austin, Texas. Rainey Street is lined with craftsman houses that are actually bars, string-light covered patios, food trucks, craft cocktails, and a constant stream of people looking to party.

Purchase & Sale Agreement

On January 7, 2020, the Series #44 East Property Subsidiary entered into a purchase and sale agreement to acquire the Series #44 East Property on behalf of Series #44 East for a purchase price of $570,750. Upon entering into the purchase and sale agreement, our Manager made a $10,000 deposit into an escrow account held by Heritage Title Company of Austin (the “Heritage Escrow Account”), Inc. On February 14, 2020, April 15, 2020 and May 14, 2020 the Manager made additional deposits of $18,537, $25,000, and $20,000, respectively into the Heritage Escrow Account. An additional deposit of $12,075 was required on June 15, 2020. In total, following the June 15, 2020 deposit, our Manager has made deposits totaling $85,612 (15% of the purchase price). In accordance with the terms of the Operating Agreement, the deposits made by our Manager will be reimbursed by the Company to our Manager at such time that the Series #44 East is sufficiently capitalized to complete the acquisition of the Series #44 East Property.

The closing under the Series #44 East Property purchase & sale agreement is expected to occur shortly after the completion of the Series #44 East Property development, which we estimate will be in the Fall of 2021 (the “Series #44 East Property Closing Date”).

Property Manager

Following the closing of the acquisition of the Series #44 East Property, the Manager may appoint a property manager to manage the Series #44 East Property on a discretionary basis and will enter into a property management agreement with the property manager. Pursuant to the expected terms of a property management agreement, Series #44 East would pay the property manager an annual fee for managing the Series #44 East Property.

Property Operations and Hold Period

Following the Series #44 East Property Closing Date, we intend to operate the property as a rental unit. The estimated rent for the Series #44 East Property is expected to be in the range of $3,000-3,500 per month. Operating expenses, which include real estate taxes, condominium association fees, property insurance and repairs and maintenance costs, are estimated to be in the range of $1,800-$2,000 per month. These estimates are based on the Manager’s due diligence. We intend to hold the Series #44 East Property for 3-5 years following our acquisition, during which time we will operate the Series #44 East Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Series #44 East interest holders. The determination as to when the Series #44 East Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Series #44 East Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of shareholders to sell the Series #44 East Property earlier than 3 years or to hold the Series #44 East Property for more than 5 years.

Prior Offerings of Series #44 East Interests

In August 2020, we completed an offering of 29,920 Series #44 East interests under the Regulation Crowdfunding, or Regulation CF, exemption from registration provided by Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $192,984. These proceeds are intended to be used to pay part of the purchase price of the Series #44 East Property. We also issued 598 Series #44 East interests to Open Deal Portal, a subsidiary of Republic as a part of their commission for hosting the Series #44 East Regulation CF offering.

We are not offering any Series #44 East interests under this offering circular.

DESCRIPTION OF SERIES #FLATIRON

Series #Flatiron has been established to allow investors who acquire Series #Flatiron interests in this series offering to own an interest in Unit #302 in the Brickell Flatiron condominium, located at 1000 Brickell Plaza, Miami, Florida (the “Series #Flatiron Property”). The Series #Flatiron Property is owned by Compound Flatiron 3006, LLC (the “Series #Flatiron Property Subsidiary”), a Delaware limited liability company and a wholly owned subsidiary of Series #Flatiron.

Property Summary

Brickell Flatiron is a 64-story luxury condominium tower located in the Brickell neighborhood of Miami, Florida. The project which was completed in 2020 was developed by Ugo Colombo and designed by Luis Revuelta. Following the completion of the acquisition Series #Flatiron Property, we have begun to operate our unit as a rental property.

Property Name	Brickell Flatiron
Address	1000 Brickell Plaza, Miami, Florida 33131
Unit #	3006
Year Built	2020
Bedrooms	1
Bathrooms	1.5
Square Footage	898
Building Amenities	• 64th Story Sky Club and Spa • Rooftop fitness center • Movie Theater • Clubroom & Lounge • Billiards Room • Children’s Playroom and Pool

Neighborhood Overview

Brickell, also known as Miami's business district, is home to a large number of international banks such as HSBC, Espirito Santo Bank, and Banco Santander among other Fortune 500 companies. Brickell is considered to be one of South Florida’s most prestigious neighborhoods and is a favored place to live for young professionals.

Property Acquisition

On May 29, 2020, the Series #Flatiron Property Subsidiary entered into a purchase and sale agreement to acquire the Series #Flatiron Property on behalf of Series #Flatiron for a purchase price of $465,000. Upon entering into the purchase and sale agreement, our Manager made a $23,250 deposit into an escrow account held by Nu World Title, LLC. A closing under the purchase & sale agreement was scheduled to take place on or before July 31, 2020, however we exercised an option within the purchase & sale agreement to extend the closing date until August 31, 2020 in exchange for a $5,000 extension fee.

The closing under the Series #Flatiron purchase & sale agreement took place on August 31, 2020 (the “Series #Flatiron Property Closing Date”).

Acquisition Financing

Upon the closing of the acquisition of the Series #Flatiron Property, we received financing from the seller of the Series #Flatiron Property in an amount of $175,000 which was used to acquire the Series #Flatiron Property (the “Seller Financing”). The Seller Financing has a term of 12 months and includes a 2% origination fee and a 6% annual interest rate. The terms of the Seller Financing do not include any pre-payment penalty. The Manager will pay all costs associated with the Seller Financing including the origination fee and interest expense. We expect to use the proceeds of this series offering to pay off the Seller Financing.

Allocation of Capital

We estimate that the allocation of capital for Series #Flatiron will be as follows:

Uses	Amount	Per Sq. Ft.	%
Acquisition of Property(1)	$470,000	$523.39	88.35%
Offering Expenses(2)	$10,000	$11.14	1.88%
Acquisition Expenses(3)	$5,500	$6.12	1.03%
Capital & Operating Reserves	$10,000	$11.14	1.88%
Total	$495,500	$551.78	93.14%
Service Fees & Commissions(4)	$36,500	$40.65	6.86%
Total Capitalization	$532,000	$592.43	100.00%

(1)	Includes the deposits made by the Manager that will be reimbursed by Series #Flatiron. Includes the $5,000 extension fee described above.

(2)	We will reimburse the Manager for Offering Expenses actually incurred for the Series #Flatiron offering. These reimbursements will be paid on a cost-basis but will be capped at 2% of gross offering proceeds. This amount includes expenses incurred for this offering as well as in any additional offerings of Series #Flatiron interests. Our Manager will be responsible for any offering expenses above this amount.

(3)	Estimated amount which includes but is not limited to legal fees associated with the Series #Flatiron purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)	Includes fees and commissions expected to be paid for other offerings of Series #Flatiron interests.

Property Manager

The Manager is currently providing property management services to Series #Flatiron at no charge. The Manager may in the future appoint a property manager to manage the Series #Flatiron Property on a discretionary basis and will enter into a property management agreement with the property manager.  Pursuant to the expected terms of a property management agreement, Series #Flatiron would pay the property manager an annual fee for managing the Series #Flatiron Property.

Property Operations and Hold Period

On September 9, 2020, we entered into a lease for the Series #Flatiron Property, subject to background and credit checks of the prospective tenant, which were completed successfully. The lease commenced on October 1, 2020 and expires on September 30, 2021. The monthly rent is $2,850. Operating expenses, which include real estate taxes, condominium association fees, property insurance and repairs and maintenance costs, are estimated to be in the range of $1,700-$1,900 per month. These estimates are based on the Manager’s due diligence.

We intend to hold the Series #Flatiron Property for 3-5 years following our acquisition, during which time we will operate the Series #Flatiron Property as a rental property. During this period, we intend to distribute any Free Cash Flow to Series #Flatiron interest holders. The determination as to when the Series #Flatiron Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Series #Flatiron Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of shareholders to sell the Series #Flatiron Property earlier than 3 years or to hold the Series #Flatiron Property for more than 5 years.

Historical Operations of the Series #Flatiron Property

The previous owner of the Series #Flatiron Property, who purchased the property from the developer of Brickell Flatiron, did not lease the Series #Flatiron Property to any tenants and therefore the Series #flatiron Property has no operating history.

Previous Offerings of Series #Flatiron Interests

In August 2020, we completed an offering of 54,539 Series #Flatiron interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $290,147. These proceeds were used to pay part of the purchase price of the Series #Flatiron Property. We also issued 545 Series #Flatiron interests to Open Deal Portal, a subsidiary of Republic as a part of their commission for hosting the Series #Flatiron Regulation CF offering.

In August 2020, we issued an additional 3,000 Series #Flatiron interests in a private placement offering under Regulation D, Rule 506(b) under Section 4(a)(2) of the Securities Act, receiving gross proceeds of $14,850. These proceeds were used to pay part of the purchase price of the Series #Flatiron Property.

USE OF PROCEEDS FOR SERIES #FLATIRON

We estimate that the gross proceeds of this series offering, together with our related Regulation CF and Regulation D private placement offerings (discussed below), will be approximately $212,800 assuming the full amount of this series offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Repayment of Seller Financing	$175,000	82.24%
Reimbursement of Manager Deposit	$23,250	10.93%
Offering Expenses [1]	$10,000	4.70%
Capital & Operating Reserves	$4,550	2.14%
Total Proceeds	$212,800	100.00%

(1)	We will reimburse the Manager for Offering Expenses actually incurred for the Series #Flatiron offering in an amount up to 2% of gross offering proceeds. This amount includes expenses incurred for this series offering as well as in our Regulation CF and Regulation D private placement offerings. Our Manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the Manager will be reimbursed out of the net proceeds of this series offering. See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this series offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the series offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor Series #Flatiron is expected to keep any of the proceeds from the series offering.

DESCRIPTION OF SERIES #ILLUME

Series #Illume has been established to allow investors who acquire Series #Illume interests in this series offering to own an interest in Unit #302 in the Illume condominium, located at 920 South Street, Nashville, Tennessee (the “Series #Illume Property”). The Series #Illume Property is owned by Compound Illume 302, LLC (the “Series #Illume Property Subsidiary”), a Delaware limited liability company and a wholly owned subsidiary of Series #Illume.

Property Summary

The Illume is a 77-unit boutique residential condominium located in the Gulch View neighborhood of Nashville. Organized as a multi-sensory urban escape, Illume's lushly landscaped courtyard, custom pool and fitness center invite residents to connect with the outdoors and all that Nashville has to offer. Designed by celebrated and local Nashville architect, The Bradley Projects, Illume was designed based on clean lines, airy interiors with abundant natural light and carefully curated finishes - the design references Gulch View's current emergence.

Property Name	Illume
Address	902 South Street, Nashville, TN 37203
Unit #	302
Year Built	2019
Bedrooms	1
Bathrooms	1
Square Footage	772
Building Amenities	• Landscaped Courtyard • Custom designed pool • Fitness Center • Indoor Parking Garage • Resident Lounge • Dog Walk

Neighborhood Overview

Drawing from Nashville’s rich The Gulch neighborhood – Gulch View is set atop Nashville. Gulch View is among Nashville’s most sought after areas – Just minutes to the city’s integral music culture, boutiques, nightlife hot spots, and modern hotels. Illume’s central position places it within close proximity to other popular downtown neighborhoods such as The Gulch, Music Row and Edgehill Village.

Purchase & Sale Agreement

On May 30, 2020, the Series #Illume Property Subsidiary entered into a purchase and sale agreement to acquire the Series #Illume Property on behalf of Series #Illume for a purchase price of $411,000. Upon entering into the purchase and sale agreement, our Manager made a $20,500 deposit into an escrow account held by Centennial Title Company, Inc.

Under the terms of the purchase and sale agreement, the seller provided us with a $5,000 closing credit towards the payment of closing costs and a $23,500 closing credit towards the cost to furnish the Series #Illume Property.

The closing for the Series #Illume Property under the Series #Illume purchase & sale agreement took place on August 31, 2020 (the “Series #Illume Property Closing Date”).

 Illume Acquisition Loan

On August 31, 2020, Series #Illume completed the purchase of the series #Illume Property using borrowed funds from our Manager in the amount of $113,250 (the “Illume Acquisition Loan”). We issued a promissory note to our Manager in the amount of $133,800, which amount included the deposits to the seller of $20,500 that were made by our Manager and $113,250 that was required to complete the acquisition of the Series #Illume Property. The Illume Acquisition Loan has a maturity date of 18 months from the Series #Illume Property Closing Date and does not bear any interest. As of the date of this offering circular, the Illume Acquisition Loan had been paid down to a balance of $94,061. It is expected that the Illume Acquisition Loan will be repaid through proceeds received in this series offering. In the event that the Illume Acquisition Loan is not repaid in full prior to its maturity date, any outstanding balance under the Illume Acquisition Loan will be converted into Series #Illume interests on the same terms as provided to investors in this offering. The promissory note to be used to evidence the Illume Acquisition Loan is attached as Exhibit 6.6 to the offering statement of which this offering circular is a part.

Allocation of Capital

We estimate that the allocation of capital for the series #Illume will be as follows:

Uses	Amount	Per Sq. Ft.	%
Acquisition of Property(1)	$411,000	$532.38	88.77%
Offering Expenses(2)	$8,000	$10.36	1.73%
Acquisition Expenses(3)	$2,500	$3.24	0.54%
Capital & Operating Reserves	$10,000	$12.95	2.16%
Total	$431,500	$558.94	93.20%
Service Fees & Commissions(4)	$31,500	$40.80	6.80%
Total Capitalization	$463,000	$599.74	100.00%

(1)	Includes the deposits made by the Manager that will be reimbursed by Series #Illume.

(2)	We will reimburse the Manager for offering Expenses actually incurred for the series #Illume. These reimbursements will be paid on a cost-basis but will be capped at 2% of gross offering proceeds. This amount includes expenses incurred for this series offering as well as in any additional offerings of Series #Illume interests. Our Manager will be responsible for any offering expenses above this amount.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)	Includes fees and commissions paid for other offerings of series #Illume interests.

Vacation Rental Program & Property Management

Illume was developed within a special zoning district and the condominium was organized to allow for short-term rentals. We have entered into a vacation rental owner agreement (the “Owner Agreement”) with Turnkey Vacation Rentals, Inc. (“Turnkey”), a premium service for branded hospitality services for private accommodations. Turnkey, established in 2012, manages more than 4,800 upscale vacation properties throughout the U.S. Under the terms of the Owner Agreement, Turnkey will provide vacation rental management services in exchange for a variable rate fee. The Owner Agreement is attached as Exhibit 6.8 to the offering statement of which this offering circular is a part.

Property Operations and Hold Period

Following the Series #Illume Property Closing Date, we intend to operate the Series #Illume Property as a vacation rental unit in partnership with Turnkey. The estimated revenue for the Series #Illume Property is expected to average $2,400-$3,000 per month. Operating expenses, which include Turnkey’s management fee, real estate taxes, condominium association fees, property insurance and repairs and maintenance costs, are estimated to average $1,000-$1,500 per month. These estimates are based on projections that Turnkey has provided for one-bedroom units at Illume. As of September 30, 2020, the Series #Illume Property has not yet had any vacation rentals.

We intend to hold the Series #Illume Property for 3-5 years during which time we intend to operate the Series #Illume Property as a vacation rental property. During this period, we intend to distribute any Free Cash Flow to interest holders. The determination as to when the series #Illume Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Series #Illume Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of shareholders to sell the Series #Illume Property earlier than 3 years or to hold the Series #Illume Property for more than 5 years.

Historical Operations of the Property

The Series #Illume Property was acquired from the developer of the Illume and had not been put into operation prior to our acquisition and therefore has no operating history.

Previous Offerings of Series #Illume Interests

In August 2020, we completed an offering of 69,675 Series #Illume interests under the Regulation CF exemption from registration provided by Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $322,595. These proceeds were used to pay part of the purchase price of the Series #Illume Property. We also issued 1,393 Series #Illume interests to Open Deal Portal, a subsidiary of Republic as a part of their commission for hosting the offering.

In August 2020, we issued an additional 4,000 Series #Illume interests in a private placement offering under Regulation D, 506(b) under the Securities Act, receiving gross proceeds of $17,200. These proceeds were used to pay part of the purchase price of the Series #Illume Property.

USE OF PROCEEDS FOR SERIES #ILLUME

We estimate that the gross proceeds of this series offering, together with our related Regulation CF and Regulation D private placement offerings (discussed below), will be approximately $106,490 assuming the full amount of this series offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Repayment of Acquisition Loan	$94,061	88.33%
Offering Expenses [1]	$8,000	7.51%
Capital & Operating Reserves	$4,429	4.16%
Total Proceeds	$106,490	100.00%

(1)	We will reimburse the Manager for Offering Expenses actually incurred for the Series #Illume in an amount up to 2% of gross offering proceeds. This amount includes expenses incurred for this series offering as well as in our Regulation CF and Regulation D private placement offerings. Our Manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the Manager will be reimbursed out of the net proceeds of this series offering. See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this series offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the series offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor Series #Illume is expected to keep any of the proceeds from this series offering.

DESCRIPTION OF SERIES #WALLER

Series #Waller has been established to allow Investors who acquire Series #Waller Interests to own an interest in a single-family home located at 46 Waller Street, Austin, TX 78702 (the “Series #Waller Property”). The Series #Waller Property will be owned by Compound Waller, LLC (the “Series #Waller Property Subsidiary”) a Delaware limited liability company and a wholly owned subsidiary of Series #Waller.

Property Summary

46 Waller Street is a 3,128 square foot, 5-bedroom, 4-bath single family home located in the East Cesar Chavez neighborhood of Austin, Texas. The modern home was completed in 2015 with designer finishes including custom lighting and hand painted tile. A screened-in porch overlooks the backyard that includes a pristine lap pool and large deck ideal for lounging and entertaining poolside. The property is located just a few minutes from Lady Bird Lake hike & bike trails, Rainey Street District and iconic East Austin restaurants.

Property Name	46 Waller Street
Address	46 Waller Street, Austin, TX 78702
Year Built	2015
Bedrooms	5
Bathrooms	4
Square Footage	3,128
Property Amenities	• Screened in Porch • Lap Pool • Deck • Two parking spaces • Custom cabinetry & built-ins • Designer finishes

Neighborhood Overview

East Cesar Chavez is a neighborhood in Austin offering residents an urban suburban mix feel. Located just south and east of downtown Austin, the neighborhood offers a variety of bars, restaurants, time-honored taquerias, mom-and-pop shops, and family homes that make East Cesar Chavez a popular destination for locals and tourists alike.

Purchase & Sale Agreement

On October 18, 2020, the Series #Waller Property Subsidiary entered into a purchase and sale agreement to acquire the Series #Waller Property on behalf of Series #Waller for a purchase price of $1,800,000. Upon entering into the purchase and sale agreement, our Manager made a $18,500 deposit into an escrow account held by Capstone Title. Closing under the Purchase & Sale Agreement is scheduled to close on or before April 14, 2021 (the “Property Closing Date”).

Draper Startup House Lease Agreement

On October 12, 2020, we entered to into a lease agreement (the “DSH Lease”) with Draper Startup Austin LLC (the “Tenant”), a subsidiary of Draper Startup House1 Inc., a short-term rental and co-living company focused on providing housing for entrepreneurs. The DSH Lease, which is contingent on us completing the acquisition of the Series #Waller Property, has a 36-month term and scheduled to commence on June 1, 2021. The monthly base rent is $6,000 for the first 12 months of the DSH Lease and $6,300 for the remainder of the lease term. Under the terms of the DSH Lease, in addition to the base rent, the Tenant will be responsible for all property expenses including real estate taxes, property insurance, repairs & maintenance, and utilities. The Tenant will also pay additional rent each month equal to 10% of any profits that they generate from their business operations.

Existing Lease

The Series #Waller Property is currently encumbered by a lease that commenced on October 1, 2020 and terminates on May 31, 2020. Under the terms of this lease, the tenant is paying a monthly rent of $8,500.

Property Manager

Following the closing of the acquisition of the Series #Waller Property, the Manager may appoint a property manager to manage the Series #Waller Property on a discretionary basis and will enter into a property management agreement with the property manager.  Pursuant to the expected terms of a property management agreement, Series #44 East would pay the property manager an annual fee for managing the Series #Waller Property.

Hold Period

We intend to hold the Property for 3-5 years following our acquisition, during which time we intend to operate the Series #Waller Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Interest Holders. The determination of when to sell the Series #Waller Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Series #Waller Property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Manager may determine that it is in the best interests of shareholders to sell the Property earlier than 3 years or to hold a Property for more than 5 years.

We are not offering any Series #Waller interests under this offering circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

Overview

Since its formation in September 2019, the Company has been engaged primarily in acquiring properties for its series, and developing the financial, offering and other materials to begin fundraising.  We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Six Months Ended June 30, 2020 and 2019

Operating Results

Series #Reach

On April 6, 2020 we entered into a lease agreement for the Series #Reach Property. The lease has a 12-month term beginning on May 1, 2020 and ending on April 30, 2021 with a monthly rent of $2,750. As of June 30, 2020, Series #Reach had generated $5,350 of revenues and incurred operating costs of approximately $10,726 including $4,172 of condominium association fees, $1,134 of insurance expense, $945 for third-party services, $750 for property management, $275 of bank fees, $200 of repairs and maintenance, and a $3,250 brokerage fee.

No other Series had commenced operations as of June 30, 2020.

Liquidity and Capital Resources

As of June 30, 2020, Series #Reach had $6,982 in cash. No other Series had any cash or cash equivalents.

In order to complete the acquisition of the Series #Reach Property, the Series #Reach borrowed $449,078 from the Manager. As of June 30, 2020, this loan had been paid down to $49,078 and was fully paid off in July 2020. No interest was charged on this loan. As of June 30, 2020, the Series #Reach owes the Manager $2,560 in expenses incurred on behalf of the Series #Reach.

As of June 30, 2020, the Manager had incurred approximately $57,351 of offering expenses on behalf of the Company of which $8,251 were allocated to Series #Reach and reimbursed to the Manager. The remaining $49,100 of offering costs incurred by the Manager are intended to be reimbursed through subsequent Series’ offerings, subject to a maximum reimbursement of no more than 2% of gross offering proceeds.

Each series will repay any loans or deposits used to acquire its Property with proceeds generated from the closing of the Offering of such Series.  No Series will have any obligation to repay a loan incurred by the Company to purchase a Property for another series.

Prior Offerings of Series Interests

Series #Reach

We offered our Series #Reach interests at an offering price of $4.80 per interest in a private placement offering exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Regulation D, Rule 506(c) promulgated thereunder. This offering was sold to “accredited investors” only, as that term is defined in Rule 501 of Regulation D.  We sold 96,062 series #Reach interests under this Regulation D offering, receiving gross proceeds of $463,042.

Series #44 East

We offered our Series #44 East interests at an offering price of $6.45 per interest in a Regulation CF offering, exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(6) of the Securities Act. We sold 29,920 series #44 East interests in this Regulation CF offering, receiving gross proceeds of approximately $192,984.

Series #Flatiron

Prior to the filing of this offering circular, we offered our Series #Flatiron interests at an offering price of $5.32 per interest in a Regulation CF offering, and in a Regulation D offering at an offering price of $4.95 per Series #Flatiron interest only to “accredited investors.” In total, we sold 57,539series #Flatiron in these offerings, receiving gross proceeds of approximately $304,997.

Series #Illume

Prior to the filing of this offering circular, we offered our Series #Illume interests at an offering price of $4.63 per interest in a Regulation CF offering and in a Regulation D offering at an offering price of $4.32 per Series #Illume interest, only to “accredited investors.”  In total, we sold 73,675 series #Illume interests in these offerings, receiving gross proceeds of approximately $339,795.

Fiscal Year Ended December 31, 2019

Operating Results

Revenues are generated at the series level. As of December 31, 2019, no series has generated any revenues.

We did not incur any Operating Expenses for the period since inception through December 31, 2019. Each series will be responsible for its own Operating Expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of December 31, 2019, neither our company nor any series of interests had any cash or cash equivalents and had no financial obligations.

Each series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such series.  No series will have any obligation to repay a loan incurred by the Company to purchase a property for another series.

Plan of Operations

We intend to operate each of the series properties as rental units and, following the closing of each property, list the unit for rent with a local leasing broker or specialty leasing agent. We intend to hold each property for 3-5 years during which time, we will operate the property as a rental income property. During this period, we intend to distribute any Free Cash Flow to investors.

As each of our series properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Manager may determine that it is in the best interests of members to sell a property earlier than 3 years or to hold a property for more than 5 years.

We plan to launch an as of yet undetermined number of additional series and related offerings in the next twelve months.  The proceeds from any series offerings closed during the next twelve months will be used to acquire additional properties for the series conducting the offerings.

Our policies for approving new tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

With respect to vacation rental properties such as the Series #Illume Property, our policy is to depend on a third-party management company to screen and assess potential tenants.

MANAGEMENT

General

The Manager of the Company is Compound Asset Management, LLC, a Delaware limited liability company, and wholly-owned subsidiary of Republic Real Estate.

All of our executive officers are employees of the Manager or its affiliates. The executive offices of the Manager are located at 335 Madison Avenue, 16th Floor New York, NY 10017.

Executive Officers

The following table sets forth certain information with respect to each of the executive officers of the Manager:

Executive Officer	Age	Position held with our Company (1) (2)	Position held with the Manager
Janine Yorio	43	Chief Executive Officer	Chief Executive Officer
Jesse Stein	42	Chief Operating Officer	Chief Operating Officer and Principal Financial and Accounting Officer

(1) The current executive officers, whose terms in office began upon the organization of the Company on September 23, 2019, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2) The executive officers of the Manager are currently devoting substantially all of their working time to the management of the Company.

Biographical Information

Set forth below is biographical information of our executive officers:

Janine Yorio has served as a Managing Partner of Republic Compound LLC since its inception in May 2020 and as CEO of our Company since its inception. Previously, Mrs. Yorio served as the Chief Executive Officer of Compound Asset Management, Inc. from February 2018 until May 2020. Mrs. Yorio was previously the Chief Executive Officer of Stayawhile, Inc. a short-term rental company that she founded in October 2016. Prior to founding Stayawhile, she worked as co-founder of Roam Co-Living from July 2015 to April 2016. From February 2009 to July 2015, she was founder and CEO of NewSeed Advisors, a boutique investment banking firm for the farmland and sustainable agriculture industries which was sold to a publicly-traded company. Prior to that, she worked as Senior Vice President of Acquisitions & Development at Andre Balazs Properties (owner/manager of the Standard Hotels, Chateau Marmont, Sunset Beach and Mercer Hotel), and prior to that she was managing director of NorthStar Capital, where she managed a diversified portfolio of structured real estate investments, including the initial public offerings for three REITs and for Morgans Hotel Group.  She began her career in investment banking at Salomon Brothers Inc. Mrs. Yorio graduated from Yale University.

Jesse Stein has served as a Managing Partner of Republic Compound LLC since its inception in May 2020 and as Chief Operating Officer and Principal and Financial Accounting Officer of our Company since its inception. Previously, Mr. Stein served as the Chief Operating Officer of Compound Asset Management, Inc. from February 2018 until May 2020. Mr. Stein is also the Managing Principal of Advanced Fundamentals LLC, a data analytics and real estate indexing firm which he founded in July 2016. Previously, Mr. Stein served as the Chief Executive Officer of Commencement Capital, LLC from April 2016 until February 2018 and was a founding member and the Chief Operating Officer of ETRE Financial, LLC, a real estate financial services and information technology company, from August 2012 until February 2016. During his time with ETRE Financial, Mr. Stein also served as the Chief Operating Officer, Secretary, and a member of the Board of Directors of ETRE REIT, LLC. Mr. Stein previously served as the Executive Vice President of Acquisitions for United Realty Advisors, LP, an affiliate of United Realty Partners, LLC, or United Realty Partners, a privately held real estate investment and advisory firm, from September 2011 through June 2013.  Prior to joining United Realty Partners, Mr. Stein was a Managing Director at Multi Capital Group, a boutique real estate and investment banking firm that specializes in equity and debt placement, capital structuring, and principal investment activity.  Mr. Stein was employed by Multi Capital Group from September 2005 until December 2008 and from March 2011 until September 2011. Mr. Stein graduated from Cornell University and received a Master’s Degree in Real Estate Investment from New York University.

To the best of our knowledge, none of our executive officers has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

The Manager and the Operating Agreement

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager will perform its duties and responsibilities pursuant to the Operating Agreement. The Manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of the series offerings, including the determination of their specific terms;

●	Asset Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the Manager deems necessary to the proper performance of its obligations under the Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the Operating Agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the Operating Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to the series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description
Operating Stage:
Reimbursement of Expenses:

We will reimburse the Manager for out-of-pocket expenses in connection with our organization and series offerings (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of series properties and in connection with third parties providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the Manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Reimbursement of Expenses

Because the Manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of each series, and of the Company as applicable, other than those specifically required to be borne by the Manager under the Operating Agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our series interests (or any other securities of our Company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of the Company or any series or subsidiary thereof and the offering, issuance and distribution of our series interests (or any other securities of our Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our series properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating the Company or any series or subsidiary thereof;

●	the compensation and expenses of our officers and the allocable share of cost of liability insurance under a universal insurance policy covering the Manager, Republic Real Estate or its affiliates and/or us to indemnify our executive officers;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our series interests on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website;

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the Operating Agreement.

However, to the extent the Manager advances the fees, costs and expenses that it is not obligated to pay under the Operating Agreement, the Company will reimburse the Manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Term and Removal of the Manager

The Operating Agreement provides that the Manager will serve as the Manager for an indefinite term, but that the Manager may be removed for “cause” following an affirmative vote of two-thirds of the Company’s investors, or may choose to withdraw as the Manager, under certain circumstances.

“Cause” is defined as:

●	the Manager’s continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

●	the Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

●	the dissolution of the Manager.

Unsatisfactory financial performance does not constitute “Cause” under the Operating Agreement.

The Manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of our investors so long as the Manager remains liable for any such affiliate’s performance.

The Manager may withdraw as the Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of our executive officers, who are also executive officers of the Manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the Manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with our series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The Company is managed by Compound Asset Management, LLC, the Manager. The Manager currently does not own, and at the closing of any series offering is not expected to own, any of the interests offered herein.

The Manager or an affiliate of the Manager may purchase interests in a series of the Company on the same terms as offered to investors. Additionally, the Manager may acquire interests in a series of the Company in the event that an acquisition loan, if outstanding, is not repaid prior to its maturity date, at which point, the outstanding balance of such acquisition loan will be converted into series interests under the same terms as in the applicable series offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Open Deal Portal, LLC, an affiliate of Open Deal, Inc,, the parent company of our Manager, received (a) $11,579 and 598 Series #44 East Interests for services provided to us in connection with the Regulation Crowdfunding offering for Series #44 East Interests, (b) $17,409 and 1,091 Series #Flatiron Interests for services provided to us in connection with the Regulation Crowdfunding offering for Series #44 Flatiron Interests, and (c) $19,356 and 1,394 Series Flatiron for services provided to us in connection with the Regulation Crowdfunding offering for Series #44 Illume Interests.

Other than the transactions described above, there have not been any transactions since our formation in September 2019, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Executive Officers”).

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, the series designations, and the subscription agreement relating to the purchase of the applicable series interests. Copies of these documents have been filed as exhibits to the offering statement of which this offering circular is a part. This summary is qualified in its entirety by reference to the detailed provisions of those documents, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, a particular series designation or the subscription agreement (as applicable), the provisions of the Operating Agreement, the series designation or the subscription agreement (as applicable) shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of the Company is an investment only in that particular series and not an investment in the Company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of the Company and not in a separate legal entity. The Company has not issued, and does not intend to issue, any class of any series interests entitled to any preemptive, preferential or other rights that are not otherwise available to the interest holders purchasing interests in connection with any series offering.

Subject to the provisions of the Operating Agreement, the Manager can cause the Company to establish one or more series of the Company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the Operating Agreement and in the series designation, as applicable. Upon approval of any series designation by the Manager, the series designation is attached to the Operating Agreement as an exhibit thereto. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the Operating Agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Title to the properties will be held by, or for the benefit of, the applicable series of the Company through a Delaware limited liability company which will be a wholly-owned subsidiary of the applicable series. We intend that each series will own a single property. We do not anticipate that any of the series will acquire any properties other than their respective property. New series will be formed and will issue their own interests for future properties. An investor who invests in an offering of a series will not have any indirect interest in any property of any other series unless the investor also participates in a separate series offering associated with that other property.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct record, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the property associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant property will be held by, or for the benefit of, the relevant series.

All of the series interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the Manager, the interest holders of such series interests will not be liable to the Company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

The series described in this offering circular will use the proceeds of their respective offerings to pay the purchase price for a series property, repay any acquisition loans or loans taken out or non-interest-bearing payments made by the Manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each offering (please see the “Use of Proceeds” sections for each offering for further details). An investor in a series offering will acquire an ownership interest in the series interests related to that offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other series interests, (iii) the Manager, or (iv) the property associated with the series or any property owned by any other series.

Further issuance of Interests

Only the series interests, which are not annotated as “closed” in the Series Offering Table, are being offered and sold pursuant to this offering circular. The Operating Agreement provides that the Company may issue interests of each series to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests of applicable series being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable property.

Transfer Agent

We have engaged Securitize, LLC to serve as the transfer agent and registrar for each of the series of the Company.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

The Company expects the Manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the Manager or any of its affiliates.

No series will distribute a property in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The series interests are not redeemable.

Registration rights

There are no registration rights in respect of any of the series interests.

Voting rights

The Manager is not required to hold an annual meeting of interest holders. The Operating Agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in the Company or a series except with respect to:

(i)	the removal of the Manager;

(ii)	the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)	an amendment to the Operating Agreement that would:

a. enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b. reduce the voting percentage required for any action to be taken by the holders of series interests in the Company under the Operating Agreement;

c. change the situations in which the Company and any series can be dissolved or terminated;

d. change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e. give any person the right to dissolve the Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable. The removal of the Manager as manager of the Company and all series must be approved by two-thirds of the votes that may be cast by interest holders of all series of the Company then outstanding, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in any series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the interests of a series is required for any amendment to the Operating Agreement that would adversely change the rights of the interest holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the interests of a series voting as a separate class.

The Manager or its affiliates (if they hold series interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of the Company or a series for a vote of the interest holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any series. See “Management” for more information. Except as set forth above, the Manager may amend the Operating Agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series as compared to other series) in any material respect;
●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;
●	are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the interest holders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the Operating Agreement; or
●	are required to effect the intent expressed in this offering circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of property of each series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of the Company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the Operating Agreement)), and thereafter, (iii) to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and sellers of the properties and which distribution within a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The interests are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the series, (d) result in a change of US federal income tax treatment of the Company and the series, or (e) the Company, the series or the Manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers.

Additionally, unless and until the interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Restrictions of Transfers related to REIT Qualification

In order for us to qualify as a REIT under the Internal Revenue Code, interests of each series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of the Operating Agreement provide that, after the completion of an offering of a series interest and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a series interests; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding interests or total capital stock of a series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

The Manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by the Manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of the Manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of the Manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, the Manager may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to the Manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, the Manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a series interests is in excess of such decreased limits until such person’s percentage ownership of the series’ interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. The Manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

The Operating Agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring a series’ interests if such transfer would result in a series’ interests to be beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a series’ interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a series’ interests will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a series’ interests will not apply if the Manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our interests is no longer required in order for us to qualify as a REIT.

If any transfer of a series’ interests would result in the series’ interests to be beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such interests. In addition, if any purported transfer of a series’ interests or any other event would otherwise result in any person violating the ownership limits or such other limit established by the Manager, Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each investor will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our interests or otherwise be in the best interest of our investors.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing interests, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each series will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager.

The Company may decide to enter into separate indemnification agreements with the officers of the Company, the Manager or Republic Real Estate. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial; federal securities law exceptions

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase interests in the series offerings directly from the Company as well as to purchasers who may buy series interests in the secondary market, as they, as well, will become series members whose rights vis a vis the interests will be governed according to the terms of the Operating Agreement.

Listing

Series interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “our Company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our Company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2019. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and investor levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the investor level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the investor), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their our interests.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2019 and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)      that is managed by one or more trustees or directors;

(2)      the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3)      that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4)      that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)      commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)      in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7)      that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)      that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)      that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10)    that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the Manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our interests do not prevent us from satisfying condition (2). We believe that the interests sold in this offering will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the Operating Agreement provides restrictions regarding the ownership and transfer of our interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a)	the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each investor on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every investor of the class of interests with respect to which we make a distribution the same as every other investor of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s our interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests of interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. investor elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our interests.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt investor) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our interests.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our interests. In cases where a non-U.S. investor’s investment in our interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our interests and gain from the sale of our interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our interests will not be a USRPI if we are “domestically-controlled,” (ii) our interests will not be a USRPI with respect to a selling non-U.S. investor if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified investor” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our interests constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our interests are USRPIs, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our interests are not USRPIs, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified investor” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our interests constitute USRPIs. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our interests

If gain on the sale of our interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a series’ interests and such series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non- U.S. investor from a sale of our interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our interests is held directly (or indirectly through one or more partnerships) by a “qualified investor,” our interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such investor will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified investor is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified investor having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified investor held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified investor on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified investor. For these purposes, an “applicable investor” is a person (other than a qualified investor) who generally holds an interest in the qualified investor and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. Subject to the FIRPTA look-through rule, (i) if our interests are a USRPI, gain from a liquidating distribution with respect our interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified investor or qualified foreign pension fund, as described above, and (ii) if our interests are not a USRPI, gain from a liquidating distribution with respect to our interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our interests if our interests is regularly traded on an established securities market, to a qualified investor or to a qualified foreign pension fund, distributions in redemption of our interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an investor will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the investor otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the investor is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt investor that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). Our interests are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the Operating Agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of interests our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, Republic Real Estate, the Manager and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests of interests are acquired or held by a plan with respect to which we, the Manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

Our series interests may be purchased directly from us through www.republic.co/real-estate. The Company and its officers, employees and associated persons have intended to, and intend to continue to, conduct the offering in in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934. We do not intend to use commissioned sales agents or underwriters in connection with the series interests being offered hereby.

Each of the series offerings is being conducted under Regulation A under the Securities Act and therefore, only will only be offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these series offerings, see “Plan of Distribution and Subscription Procedure – investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, these series offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our series interests are offered and sold only to “qualified purchasers” or at a time when our series interests are listed on a national securities exchange.

There will be different closing dates for each series offering and each series may conduct multiple closings. The initial closing of a series offering will take place on the earlier to occur of (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If an initial has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.

Those persons who want to invest in the interests of a series must sign a subscription agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “Plan of Distribution and Subscription Procedure - How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the offering statement of which this offering circular is as part.

Investor Suitability Standards

The series interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the series interests of the Company (in connection with all series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

The Manager will be permitted to make a determination that the subscribers for series interests in each series offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our series interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the series interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor in any series offering is one hundred (100) interests and the maximum subscription by any investor in a series offering will be limited to 9.8% of the total number of interests being offered for such series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Lock-up Period

Upon the closing of an offering for a particular series, a 90-day lock-up period will commence from the day of the closing, before interests in the particular series may be transferred by any investor in such series.

Escrow Agent

The Escrow Agent is Prime Trust, LLC, who has been appointed as escrow agent for each series offering pursuant to escrow agreements between, the Escrow Agent, and the Company, on behalf of each series. Copies of the escrow agreements for each series are attached as Exhibits to the offering statement of which this offering circular is a part.

Each series will generally be responsible for fees due to the Escrow Agent. The Manager has agreed to pay the escrow fees and we will reimburse the Manager for Offering Expenses actually incurred, including escrow fees, in an amount up to 2% of offering proceeds. See “Management Compensation—Reimbursement of Expenses.”

We agreed to indemnify the Escrow Agent and each officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the Escrow Agreement or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable property on the Company’s website. The contents of our website (other than the offering Statement, this offering circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in a series which has not had a final .

The subscription process for each offering is a separate process. Any potential investor wishing to acquire any series interests must:

1. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2. Review the Subscription Agreement (including the “investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. Once the completed Subscription Agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant series interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with series interests for which you subscribed.

4. The Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to a closing.

5. Once the review is complete, the Manager will inform you whether or not your application to subscribe for the series interests is approved or denied and if approved, the number of series interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription in a particular series is approved, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the series interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such series interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Operating Agreement of the Company, or the Operating Agreement, as it may be amended from time to time. The Company and the Manager will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the series’ operating account, until if and when there is a closing for a particular offering with respect to that investor. When the Escrow Agent has received instructions from the Manager that an offering will close, and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Bevilacqua PLLC.

CERTIFIED PUBLIC ACCOUNTING FIRM

Our financial statements for December 31, 2019 and the period between September 23, 2019 (inception) and December 31, 2019 included in this offering circular have been audited by Artesian CPA, LLC, a certified public accounting firm, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests of a series are entitled to review copies of any other agreements relating to any series described in this offering circular and offering circular supplements and amendments, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential investors in offerings concerning any of the series, the Company, the Manager and other matters relating to the offer and sale of the series interests under this offering circular. The Company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Compound Projects, LLC
335 Madison Avenue

16th Floor

New York, NY 10017

E-Mail: ir@compoundprojects.com

Attention: Compound Asset Management, LLC

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

COMPOUND PROJECTS, LLC

COMPOUND PROJECTS, LLC

CONSOLIDATED BALANCE SHEETS

	June 30, 2020 (unaudited)
(US$)	Series #Reach	Series #44 East	Series #Flatiron	Series #Illume	Compound Projects, LLC
Assets:
Investment Properties, at cost	$449,078	$—	$—	$—	$449,078
Less-accumulated depreciation	(7,203)	—	—	—	(7,203)
Investment properties, at cost, net	441,875	—	—	—	441,875
Cash	6,982	—	—	—	6,982
Deferred Offering Costs	—	—	—	—	47,751
Deposits for real estate acquisitions	—	85,612	23,250	20,550	129,412
Total Assets	448,857	85,612	23,250	20,550	626,020

Liabilities and Members’ Equity (Deficit)
Liabilities:
Accounts payable and accrued expenses	—	—	—	—	—
Security deposits & Pre-paid rent	5,500	—	—	—	5,500
Due to related party	51,638	85,612	23,250	20,550	228,801
Total Liabilities	57,138	85,612	23,250	20,550	234,301

Members’ Equity
Membership Contributions	412,549	—	—	—	412,549
Net Loss	(20,830)	—	—	—	(20,830)
Total Members' Equity	391,719	—	—	—	391,719
Total Liabilities and Members’ Equity (Deficit)	$448,857	$85,612	$23,250	$20,550	$626,020

See accompanying notes to unaudited consolidated financial statements.

COMPOUND PROJECTS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended June 30, 2020
	Series #Reach	Series #44 East	Series #Flatiron	Series #Illume	Compound Projects, LLC
Revenues	$5,350	$—	$—	$—	$5,350
Operating expenses
HOA Fees	(4,172)	—	—	—	(4,172)
Repairs & Maintenance	(200)	—	—	—	(200)
Leasing fees	(3,250)	—	—	—	(3,250)
Bank Fees	(275)	—	—	—	(275)
Property management	(750)	—	—	—	(750)
Third-party services	(945)	—	—	—	(945)
Insurance	(1,134)	—	—	—	(1,134)
Depreciation	(7,203)	—	—	—	(7,203)
Offering expenses	(8,251)	—	—	—	(8,251)
Total expenses	(26,180)	—	—	—	(26,180)
Net Loss	$(20,830)	$—	$—	$—	$(20,830)

See accompanying notes to unaudited consolidated financial statements.

COMPOUND PROJECTS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(UNAUDITED)

	Six Months Ended June 30, 2020
	Series #Reach	Series #44 East	Series #Flatiron	Series #Illume	Compound Projects, LLC
Balance at December 31, 2019	$—	$—	$—	$—	$—
Capital Contributions	412,549	—	—	—	412,549
Distributions	—	—	—	—	—
Net Loss	(20,830)	—	—	—	(20,830)
Balance at June 30, 2020	$391,719	$—	$—	$—	$391,719

See accompanying notes to unaudited consolidated financial statements.

COMPOUND PROJECTS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

(UNAUDITED)

	Six Months Ended June 30, 2020
	Series #Reach	Series #44 East	Series #Flatiron	Series #Illume	Compound Projects, LLC
Cash Flows from Operating Activities
Net Loss	$(20,830)	$—	$—	$—	$(20,830)
Security Deposit & Pre-paid rent	5,500	—	—	—	5,500
Depreciation	7,203	—	—	—	7,203
Net Cash Used In Operating Activities	(8,127)	—	—	—	(8,127)

Cash Flows From Financing Activities
Repayment of Notes Payable to Manager	(400,000)	—	—	—	(400,000)
Membership Contribution	412,549	—	—	—	412,549
Funds provided by Manager	451,638	85,612	23,250	20,550	581,050
Net Cash Provided By Financing Activities	464,187	85,612	23,250	20,550	593,599

Cash Flow From Investing Activities
Real estate acquisitions and deposits	(449,078)	(85,612)	(23,250)	(20,550)	(578,490)
Net Cash Used In Investing Activities	(449,078)	(85,612)	(23,250)	(20,550)	(578,490)

Net Change In Cash	6,982	—	—	—	6,982

Cash at Beginning of Period	—	—	—	—	—
Cash at End of Period	$6,982	$—	$—	$—	$6,982

See accompanying notes to unaudited consolidated financial statements.

COMPOUND PROJECTS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2020

1.	ORGANIZATION

Compound Projects, LLC (the “Company”) is a series limited liability company organized September 23, 2019 under the laws of Delaware that has been formed to permit public investment in individual real estate properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability company interests, or “Series”, that we intend to establish.  As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Company is managed by Compound Asset Management, LLC, a New York limited liability company (the “Manager”). Pursuant to the terms of the Company’s first amended and restated limited liability operating agreement (the “Operating Agreement”), the Manager will provide certain management and advisory services to the Company and to each of its Series and their subsidiaries, as well as a management team and appropriate support personnel. The Manager is a wholly owned subsidiary of Republic Compound LLC (“Republic Real Estate”), a privately held company that commenced operations after acquiring substantially all of the assets of Compound Asset Management, Inc. in June of 2020. Republic Real Estate is majority owned by OpenDeal Inc., dba Republic (“Republic”). While Republic Real Estate commenced operations in June of 2020, its predecessor, which has the same management as Republic Real Estate, commenced operations in February of 2018.

The Manager is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors. The Investors only have limited voting rights in respect of the Series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting, Use of Estimates, and Basis for Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. The accompanying consolidated financial statements include the accounts of Compound Projects, LLC as well as its Series #Reach, Series #44 East, Series #Flatiron and Series #Illume. All significant intercompany transactions have been eliminated in consolidation.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Revenue Recognition

Rental revenue, net of concessions, is recognized on a straight-line basis over the term of the lease.

Organizational Costs

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

The Company will reimburse its Manager up to 2% of gross offering proceeds per Series offering for offering costs from the proceeds from each Series offering. As of June 30, 2020, our Manager has incurred $56,005 of offering expenses of behalf of our Company of which $8,251 was allocated to Series #Reach and was reimbursed from proceeds of the Series #Reach offerings.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the consolidated financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

3.	GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon the Company’s ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4.        RELATED PARTY TRANSACTIONS

On October 21, 2019, the Manager entered into a purchase and sale agreement to acquire the Series #Reach Property on behalf of Series #Reach for $445,000. On November 6, 2019, the Manager assigned it rights under the purchase and sale agreement to Compound Reach 1805 LLC. In order to complete the acquisition of the Series #Reach Property, the Series #Reach borrowed $449,078 from the Manager. As of June 30, 2020, this loan had been paid down to $49,078 and was fully paid off in July 2020. No interest was charged on this loan. As of June 30, 2020, the Series #Reach owes the Manager $2,560 in acquisition and operating expenses incurred on behalf of the Series #Reach.

On January 7, 2020, the Series #44 East Property Subsidiary entered into a purchase and sale agreement to acquire the Series #44 East Property on behalf of Series #44 East for a purchase price of $570,750. Upon entering into the purchase and sale agreement, our Manager made a $10,000 deposit into an escrow account held by Heritage Title Company of Austin (the “Heritage Escrow Account”), Inc. On February 14, 2020, April 15, 2020 and May 14, 2020 the Manager made additional deposits of $18,537, $25,000, and $20,000, respectively into the Heritage Escrow Account. An additional deposit of $12,075 was required on June 15, 2020. In total, following the June 15, 2020 deposit, our Manager has made deposits totaling $85,612 (15% of the purchase price). In accordance with the terms of the Operating Agreement, the deposits made by our Manager will be reimbursed by the Company to our Manager at such time that the Series #44 East is sufficiently capitalized to complete the acquisition of the Series #44 East Property.

On May 29, 2020, the Series #Flatiron Property Subsidiary entered into a purchase and sale agreement to acquire the Series #Flatiron Property on behalf of Series #Flatiron for a purchase price of $465,000. Upon entering into the purchase and sale agreement, our Manager made a $23,250 deposit into an escrow account held by Nu World Title, LLC). In accordance with the terms of the Operating Agreement, the deposits made by our Manager will be reimbursed by the Company to our Manager.

On May 30, 2020, the Series #Illume Property Subsidiary entered into a purchase and sale agreement to acquire the Series #Illume Property on behalf of Series #Illume for a purchase price of $411,000. Upon entering into the purchase and sale agreement, our Manager made a $20,500 deposit into an escrow account held by Centennial Title Company, Inc. In accordance with the terms of the Operating Agreement, the deposits made by our Manager will be reimbursed by the Company to our Manager.

6.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

7.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 25, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Property Acquisitions

●	On August 31, 2020, Compound Flatiron 3006, LLC, a wholly owned subsidiary of Series #Flatiron, acquired unit #300 at Brickell Flatiron, a residential condominium located at 1000 Brickell Plaza, Miami, Florida (the “Series #Flatiron Property”) for $470,000.

●	On August 31, 2020, Compound Illume 302, LLC, a wholly owned subsidiary of Series #Illume, acquired unit #302 at Illume, a residential condominium located at 920 South Street, Nashville, TN (the “Series #Illume Property”) for $411,000. On August 31, 2020, we issued a promissory note to our Manager in the amount of $133,800 as part of the acquisition of the Series #Illume Property. The promissory note has an 18-month term does not bear any interest.

●	On January 7, 2020, Compound 44 East, a wholly owned subsidiary of Series #44 East, entered into a purchase and sale agreement to acquire unit #2211 at 44 East, a residential condominium located in Austin, TX (the “Series #44 East Property”) for $570,750. As of September 25, 2020, Compound 44 East had not yet acquired the Series #44 East Property.

●	On October 19, 2020, Compound Waller, LLC, a wholly owned subsidiary of Series #Waller, entered into a purchase and sale agreement to acquire 46 Waller Street, Austin, TX (the “Series #Waller Property”) for $1,800,000. As of September 25, 2020, Compound Waller, LLC had not yet acquired the Series #Waller Property.

Securities Offerings

Between July 1, 2020 and September 25, 2020, we completed the following securities offerings:

Series #Reach: We completed the sale of 10,140 Series #Reach Interests for gross proceeds of $48,672 offered under Regulation A+.

Series #44 East: In August 2020, we sold 29,920 Series #44 East interests under the Regulation Crowd Funding, or Regulation CF, exemption from registration provided by Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $192,984. These proceeds are intended to be used to pay part of the purchase price of the Series #44 East Property.

Series #Flatiron: In August 2020, we sold 54,539 Series #Flatiron interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $290,147. These proceeds were used to pay part of the purchase price of the Series #Flatiron Property. In August 2020, we sold an additional 3,000 Series #Flatiron interests in a private placement offering under Regulation D, Rule 506(b) under Section 4(a)(2) of the Securities Act, receiving gross proceeds of $14,850. These proceeds were used to pay part of the purchase price of the Series #Flatiron Property.

Series #Illume: In August 2020, we sold 69,675 Series #Illume interests under the Regulation CF exemption from registration provided by Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $322.595. These proceeds were used to pay part of the purchase price of the Series #Illume Property. In August 2020, we sold an additional 4,000 Series #Illume interests in a private placement offering under Regulation D, 506(b) under the Securities Act, receiving gross proceeds of $17,200. These proceeds were used to pay part of the purchase price of the Series #Illume Property.

To the Managing Member

Compound Projects, LLC

New York, NY

INDEPENDENT AUDITOR’S REPORT

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Compound Projects, LLC (the “Company”), which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for the period from September 23, 2019 (inception) to December 31, 2019, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Compound Projects, LLC as of December 31, 2019, and the results of its consolidated operations and cash flows for the period from September 23, 2019 (inception) to December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 4 to the consolidated financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

June 5, 2020

COMPOUND PROJECTS, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2019

(US$)
Assets:
Cash	$—
Deferred offering Costs	21,087
Deposits for real estate acquisitions	44,500
Total Assets	$65,587

Liabilities and Members’ Equity (Deficit)
Liabilities:
Accounts payable and accrued expenses	$—
Due to related party	65,587
Total Liabilities	65,587

Members’ Equity (Deficit)	—

Total Liabilities and Members’ Equity (Deficit)	$65,587

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMPOUND PROJECTS, LLC

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM SEPTEMBER 23, 2019 (INCEPTION) TO DECEMBER 31, 2019

Revenues	$—
Operating expenses
Operating expenses	—
Total expenses	—
Net Loss	$—

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMPOUND PROJECTS, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY (DEFICIT)
FOR THE PERIOD FROM SEPTEMBER 23, 2019 (INCEPTION) TO DECEMBER 31, 2019

Balance at September 23, 2019 (Inception)	$—
Capital Contributions	—
Distributions	—
Net Loss	—
Balance at December 31, 2019	$—

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMPOUND PROJECTS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 23, 2019 (INCEPTION) TO DECEMBER 31, 2019

Compound Projects, LLC
Cash Flows from Operating Activities
Net Loss	$—
Net Cash Used In Operating Activities	—

Cash Flow From Investing Activities
Deposit for real estate acquisition	(44,500)
Net Cash Provided by Investing Activities	(44,500)

Cash Flows From Financing Activities
Advances from related party	65,587
offering costs	(21,087)
Net Cash Used In Financing Activities	44,500

Net Change In Cash	—

Cash at Beginning of Period	—
Cash at End of Period	$—

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMPOUND PROJECTS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

1.	ORGANIZATION

Compound Projects, LLC (the “Company”) is a series limited liability company organized September 23, 2019 under the laws of Delaware that has been formed to permit public investment in individual real estate properties, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability company interests, or “series”, that we intend to establish.  As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

As of December 31, 2019, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Series #Reach

On  October 16, 2019, the Company established its first series known as Series #Reach for the purpose of acquiring Unit #1805 in the Reach Brickell City Center, located at 68 SE 6th Street, Miami, Florida (the “Series Reach Property”) through its wholly owned subsidiary, Compound Reach 1805, LLC, a Delaware LLC (the “Series Reach Property Subsidiary”).

On October 21, 2019, the Manager entered into a purchase and sale agreement to acquire the Series #Reach Property on behalf of Series #Reach for $445,000. Upon entering into the purchase and sale agreement, the Manager placed a $5,000 deposit into an escrow account held by Cohen Pessoa Law Group. Additional deposits of $20,000 and $19,500 were made by the Manager on October 31, 2019 and December 16, 2019, respectively. The purchase and sale agreement required the closing of the acquisition of the series Reach Property to occur on or before January 21, 2020 (the “Property Closing Date”).

On November 6, 2019, the Manager assigned it rights under the purchase and sale agreement to Compound Reach 1805 LLC. The deposits made by Compound will be reimbursed at the of the Series #Reach offering.

As of December 31, 2019, the Company had authorized 100,000 Series #Reach interests. As of December 31, 2019, no Series Reach interests have been issued and no series Reach interests are outstanding.

2.	MEMBERS’ EQUITY

The Company is managed by Compound Asset Management, LLC, a New York limited liability company (the “Manager”). Pursuant to the terms of the Company’s limited liability operating agreement (the “Operating Agreement”), the Manager will provide certain management and advisory services to the Company and to each of its series and their subsidiaries, as well as a management team and appropriate support personnel.  The Manager is a wholly owned subsidiary of Compound Asset Management, Inc. (“Compound”), a privately held company that commenced operations in February 2018.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect of the series in which they are invested.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting, Use of Estimates, and Basis for Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. The accompanying consolidated financial statements include the accounts of Compound Projects, LLC as well as its Series #Reach. All significant intercompany transactions have been eliminated in consolidation.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Revenue Recognition

Rental revenue, net of concessions, is recognized on a straight-line basis over the term of the lease.

Organizational Costs

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

The Company will reimburse its Manager up to 2% of gross offering proceeds per series offering for offering costs from the proceeds from each series offering. As of December 31, 2019, our Manager has incurred $21,087 of offering expenses of behalf of our Company of which $9,600 was allocated to series #Reach and will be reimbursed from proceeds of the Series #Reach offering.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the consolidated financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

4.	GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon the Company’s ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

5.        RELATED PARTY TRANSACTIONS

On October 21, 2019, Compound entered into a purchase and sale agreement to acquire the Series #Reach Property on behalf of Series #Reach for $445,000. On November 6, 2019, Compound assigned it rights under the purchase and sale agreement to Compound Reach 1805 LLC. As of December 31, 2019, the Manager had made a total of $44,500 in deposits toward the purchase and sale of the Series #Reach Property of which the Company is expected to reimburse to the Manager. As of December 31, 2019, the total amount of reimbursements due to the Manager for offering expenses the Manager incurred on behalf of the Company and deposits toward the purchase and sale of the Series #Reach Property was $65,587, which is payable on demand and bears no interest.

6.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

7.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 5, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Series #Reach Property Acquisition & Acquisition Loan

On January 21, 2020 (the “Property Closing Date”), Series #Reach completed the acquisition of the Series #Reach Property. To pay the $405,078 balance of the Series #Reach Property purchase price, including $4,578 in closing costs, Series #Reach borrowed funds from our Manager in the amount of $449,578 (the “Acquisition Loan”). We issued a promissory note to our Manager in the amount of $449,578, which amount included the deposits to the Seller of $44,500 that were made by our Manager and $405,078 that was required to complete the acquisition of the Series #Reach Property.

The Acquisition Loan has a maturity date of 18 months from the Property Closing Date and does not bear any interest. It is expected that the Acquisition Loan will be repaid through future closings of Series #Reach offering or through an additional, future Series #Reach offering. In the event that the Acquisition Loan is not repaid in full prior to its maturity date, any outstanding balance under the Acquisition Loan will be converted into Series #Reach interests on the same terms as provided to investors in this offering.

As of the date of this offering circular, the Company had repaid the Acquisition Loan in full using proceeds received from the sale of Series #Reach interests. The remaining balance of the Acquisition Loan as of June 5, 2020 is $99,078

Series #Reach Lease

On April 6, 2020, the series Reach Property Subsidiary entered into a lease agreement (the “Lease”) for the Series #Reach Property. The Lease has a 12-month term beginning on May 1, 2020 and ending on April 30, 2021 with a monthly rent of $2,750.

Subscriptions

As of June 5, 2020, the Company had issued 84,932 Series #Reach interests with additional subscriptions of 11,255 shares that have been received by the Company but not yet settled.

PART III – EXHIBITS
EXHIBIT INDEX

No.	Exhibit Description

2.1+	Certificate of Formation of Compound Projects, LLC (incorporated by reference to Exhibit 2.1 to the Form 1-A filed on December 19, 2019)

2.2+	Amended and Restated Operating Agreement of Compound Projects, LLC (incorporated by reference to Exhibit 2.2 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

3.1+	Form of Series Designation (incorporated by reference to Exhibit 3.1 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

4.1+	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Form 1-A amendment filed on January 31, 2020)

6.1+	Purchase and Sale Agreement dated October 20, 2019, between Harley and Nicole Hines and Compound Asset Management Inc. (incorporated by reference to Exhibit 6.1 to the Form 1-A filed on December 19, 2019)

6.2+	Assignment of Purchase and Sale Agreement dated November 6, 2019, between Compound Asset Management Inc. and Series #Reach, a series of Compound Projects, LLC (incorporated by reference to Exhibit 6.3 to the Form 1-A filed on December 19, 2019)

6.3+	Form of Promissory Note between Compound Projects, LLC Series #Reach and Compound Asset Management, LLC (incorporated by reference to Exhibit 6.4 to the Form 1-A filed on January 13, 2020)

6.4+	Purchase and Sale Agreement dated January 7 ,2020, between 44 East Avenue Development LLC and Compound 44 East, LLC (incorporated by reference to Exhibit 6.4 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

6.5+	Purchase and Sale Agreement dated May 29,2020, between Howard Godofsky and Compound Flatiron 3006, LLC (incorporated by reference to Exhibit 6.5 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

6.6+	Form of Promissory Note between Compound Projects, LLC Series #Illume and Compound Asset Management, LLC (incorporated by reference to Exhibit 6.6 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

6.7+	Purchase and Sale Agreement dated May 30,2020, between Illume Nashville, LLC and Compound Illume 302, LLC (incorporated by reference to Exhibit 6.7 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

6.8+	Vacation Rental Owner Agreement between Series #Illume and Turnkey Vacation Rentals, Inc. (incorporated by reference to Exhibit 6.8 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

6.9*	Residential Lease, dated December 6, 2020, between Compound Reach, 1805 LLC and the tenant named therein.

8.1+	Form of Escrow Agreement, by and among Prime Trust LLC, and Compound Projects, LLC (incorporated by reference to Exhibit 8.1 to Post Qualification Amendment to the Form 1-A filed on October 22, 2020)

11.1*	Consent of Artesian CPA, LLC, dated December 20, 2020

11.2*	Consent of Bevilacqua PLLC (included in Exhibit 12.1)

12.1*	Opinion of Bevilacqua PLLC

13.1+	Testing the Waters Materials (incorporated by reference to Exhibit 13.1 to the Form 1-A amendment filed on February 18, 2020)

15a.1+	Draft Offering Statement of Compound Projects, LLC dated October 7, 2019 as filed with the Commission on October 7, 2019 and related correspondence (incorporated by reference to Exhibit 15a.1 to the Form 1-A filed on December 19, 2019)

15a.2+	Draft Offering Statement of Compound Projects, LLC dated November 19, 2019 as filed with the Commission on November 19, 2019 and related correspondence (incorporated by reference to Exhibit 15a.2 to the Form 1-A filed on December 19, 2019)

15a.3+	SEC Comment Response Letter dated November 15, 2019 to Draft Offering Statement on Form 1-A filed on October 7, 2019 (incorporated by reference to Exhibit 15a.3 to the Form 1-A filed on January 13, 2020)

15a.4+	SEC Comment Response Letter dated December 18, 2019 to Amendment No. 1 to Draft Offering Statement on Form 1-A filed on November 19, 2019 (incorporated by reference to Exhibit 15a.4 to the Form 1-A filed on January 13, 2020)

* Filed herewith.

** To be filed by amendment

+ Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 21, 2020.

COMPOUND PROJECTS, LLC

By:	Compound Asset Management, LLC, its managing member

By:	/s/ Janine Yorio
Name: Janine Yorio
Title: Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Janine Yorio		Chief Executive Officer of Compound Asset Management, LLC (principal executive officer) Chief Executive Officer of Compound Projects, LLC	December 21, 2020
/s/ Janine Yorio

/s/ Jesse Stein		Principal Financial and Accounting Officer of Compound Asset Management, LLC Chief Operating Office, Principal Accounting Officer of Compound Projects, LLC	December 21, 2020
Jesse Stein

Compound Asset Management, LLC		Managing Member	December 21, 2020

By:	/s/ Janine Yorio
Name: Janine Yorio
Title: Chief Executive Officer